UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2014

PARTY CITY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-173690	20-1033029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Grasslands Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (914) 345-2020

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 27, 2014 (the “Second Amendment Effective Date”), Party City Holdings Inc. (the “Company”) and Party City Corporation (“Party City” and, together with the Company, the “Borrowers”) modified the Borrowers’ Term Loan Credit Agreement by entering into the Second Amendment to Term Loan Credit Agreement (the “Second Amendment”), which amends the Term Loan Credit Agreement, dated as of July 27, 2012 by and among the Borrowers, PC Intermediate Holdings, Inc., certain subsidiaries of the borrowers, Deutsche Bank Trust Company Americas, as administrative agent, the various lenders party thereto and the other agents named therein (as previously amended by the First Amendment to Term Loan Credit Agreement, dated as of February 19, 2013, the “Credit Agreement”, and the Credit Agreement as amended by the Second Amendment, the “Amended Credit Agreement”). The Second Amendment replaces loans outstanding under the Credit Agreement immediately prior to the Second Amendment Effective Date with a new class of term loans in an aggregate principal amount of $1,111 million (the “New Term Loans”).

The Amended Credit Agreement provides for a reduction in the applicable margins of all term loans. The applicable margin for ABR borrowings was lowered from 2.25% to 2.00%, and the applicable margin for LIBOR borrowings was lowered from 3.25% to 3.00%.

The Amended Credit Agreement provides for two pricing options: (i) an ABR for any day, a rate per annum equal to the greater of (a) Deutsche Bank’s prime rate in effect on such day, (b) the federal funds effective rate in effect on such day plus 0.5%, (c) the adjusted LIBOR rate plus 1% and (d) 2.00% or (ii) the LIBOR rate, adjusted for certain additional costs, with a LIBOR floor of 1.00%, in each case plus the applicable margin.

The Amended Credit Agreement provides for a soft call option, whereby the Borrowers will pay a 1.00% premium on the outstanding principal amount of New Term Loans prepaid, refinanced, substituted or otherwise replaced, or the terms of which are amended, in connection with certain repricing transactions occurring on or prior to the date that is six months after the Second Amendment Effective Date. Otherwise, the term loans may be voluntarily prepaid at any time without premium or penalty, other than customary breakage costs with respect to loans based on the LIBOR rate.

Except for those terms described herein, the other terms of Credit Agreement, as amended, have not changed materially, including the maturity date, installment payments, guarantees and pledges of security, affirmative and negative covenants, and events of default.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set form in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit

10.1	Second Amendment to Term Loan Credit Agreement, dated as of February 27, 2014, by and among Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., Deutsche Bank Trust Company Americas, as administrative agent and the various lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTY CITY HOLDINGS INC.

Date: February 28, 2014	By:	/s/ Michael A. Correale
Michael A. Correale
Chief Financial Officer

Exhibit Index

10.1	Second Amendment to Term Loan Credit Agreement, dated as of February 27, 2014, by and among Party City Holdings Inc., Party City Corporation, PC Intermediate Holdings, Inc., Deutsche Bank Trust Company Americas, as administrative agent and the various lenders party thereto

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